SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------
                       POST EFFECTIVE AMENDMENT NUMBER ONE
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------


                        Delta Capital Technologies, Inc.
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             (Exact name of registrant as specified in its charter)



                               Delaware 98-0187705
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      (State or other jurisdiction of (I.R.S. Employer Identification No.)
                         incorporation or organization)



           Suite 440-375 Water Street, Vancouver, B.C., Canada V6B 5C6
            ---------------------------------------------------------
                    (Address of principal executive offices)


            The 2002 Benefit Plan of Delta Capital Technologies, Inc.
            ---------------------------------------------------------
                            (Full title of the plan)



  Martin Tutschek, Suite 440-375 Water Street, Vancouver, B.C., Canada V6B 5C6
            ---------------------------------------------------------
            (Name, address, including zip code, of agent for service)

   Telephone number, including area code, of agent for service: (604) 312-0663
            ---------------------------------------------------------





Item 9.  Undertakings.

         Pursuant to the undertakings set forth in paragraph (a) (3) of Item 9 of the Registration Statement on Form S-8, file number 333-60068 (The "Form S-8"), filed July 29, 2002, Delta Capital Technologies, Inc. (the "Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under The 2002 Benefit Plan of Delta Capital Technologies, Inc. as of the date specified herein below.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the S-8 Registration Statement File Number 333-97243, filed July 29, 2002 to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia on August 20, 2003.

Delta Capital Technologies, Inc.

By: /s/ Martin Tutschek
Martin Tutschek , as President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title                     Date

/s/ Martin Tutschek                 Director         August 20, 2003
-------------------
Martin Tutschek


/s/ Ken Maude
Ken Maude                           Director         August 20, 2003